UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 25, 2007

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Plume Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 25, 2007, Heritage Bankshares, Inc. (the “Company”) entered into an agreement (the “Construction Contract”) with Meredith Construction Company, Inc. (“Meredith Construction”), of which Peter M. Meredith, Jr. is Chairman and Chief Executive Officer. Mr. Meredith is a director and Chairman of the Board of the Company. Under the Construction Contract, Meredith Construction will serve as general contractor in connection with the construction of the Company’s new retail banking office in the Hilltop area of Virginia Beach. The Construction Contract is a guaranteed maximum cost agreement in the amount of Two Million Two Hundred Eighty-Seven Thousand Thirty-Eight Dollars ($2,287,038.00), which includes a contractor’s fee of Two Hundred Seven Thousand Nine Hundred Thirteen Dollars ($207,913.00) payable to Meredith Construction.

The Construction Contract is attached as Exhibit 10.18 under Item 9.01 to this Form 8-K and is incorporated by reference herein. The foregoing description is summary in nature and does not purport to be complete; please refer to the full Construction Contract for complete terms.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.18	Construction Contract between Heritage Bankshares, Inc. and Meredith Construction Company, Inc. dated October 25, 2007.

Heritage Bankshares, Inc.
(Registrant)
Date: October 25, 2007
/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.18	Construction Contract between Heritage Bankshares, Inc. and Meredith Construction Company, Inc. dated October 25, 2007